Exhibit 32.1
Certification of Chief Executive Officer
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Porter Stansberry, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of MarketWise, Inc. for the fiscal quarter ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MarketWise, Inc.

MarketWise, Inc.

Date: November 9, 2023	By:	/s/ Porter Stansberry
	Name:	Porter Stansberry
	Title:	Chief Executive Officer